UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 10, 2014

Commission File Number:  333-147193

FluoroPharma Medical, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-8325616
(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207, Montclair, New Jersey 07042
(Address of principal executive offices)

973-744-1565
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 10, 2014, FluoroPharma Medical, Inc. (the "Company") conducted the final closing under the securities purchase agreement dated as of December 31, 2013 (the "Purchase Agreement"). In the aggregate, the Company issued 1,755,000 shares of common stock and warrants to purchase 1,755,000 shares of common stock for a total purchase price of $877,500 pursuant to the Purchase Agreement. Brookline Group, LLC and Monarch Capital acted as the Company's placement agents in connection with the private placement and received aggregate cash fees of $69,400 and five-year warrants to purchase an aggregate of 173,500 shares of common stock at an exercise price of $0.83 per share.

For a more complete description of the private placement, please refer to the Current Report on Form 8-K filed by the Company on January 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FluoroPharma Medical, Inc.

Date:   January 10, 2014
By:	/s/ Johan M (Thijs) Spoor

Name: Johan M (Thijs) Spoor
Title: CEO and President